Exhibit 99.1


[GRAPHIC OMITTED]                          Marvel will host a webcast today
                                           for all investors at 9:00 a.m. EDT
                                           available at: www.marvel.com/webcasts
                                           or www.fulldisclosure.com


                 MARVEL REPORTS FIRST QUARTER EPS OF $0.25 AFTER
                SETTLING ALL OUTSTANDING LITIGATION WITH STAN LEE

         - Marvel Maintains 2005 EPS Guidance Range of $1.07 to $1.12 -

New York, New York - April 28, 2005 -- Marvel Enterprises, Inc. (NYSE: MVL), a global entertainment and licensing company, today reported operating results for the first quarter ended March 31, 2005. Marvel's fiscal 2005 first quarter results include a $10 million one-time charge ($0.06 per share after-tax) for the successful resolution of all past and future payments claimed by Mr. Lee to be due under an agreement with Marvel. This charge is in addition to previously recorded accruals for this litigation.

Q1 2005 Highlights:

o Excluding the one-time charge, Q1 2005 operating results would have exceeded the Company's guidance ranges and operating margins would have been 56% compared to 47% in the prior year period. Reported operating margins were 46% in Q1 2005.

o Reflecting the $0.06 per share after-tax charge, Q1 2005 reported EPS was $0.25 as compared to $0.27 in the prior year period.


              -----------------------------------------------------------------
                            Marvel Enterprises, Inc.
                       Segment Net Sales/Operating income
                                 (in thousands)
               -----------------------------------------------------------------
                                                          Three Months Ended
                                                              March 31,
                                                              2004         2005
               --------------------------------------- -------------------------
                Licensing:    Net Sales                    $71,226      $46,860
               --------------------------------------- ------------ ------------
                              Operating Income (1)          39,696       35,941
               --------------------------------------- ------------ ------------
                Publishing:   Net Sales                     22,418       19,644
               --------------------------------------- ------------ ------------
                              Operating Income               8,885        7,310
               --------------------------------------- ------------ ------------
                Toys:         Net Sales                     10,500       55,822
               --------------------------------------- ------------ ------------
                              Operating Income               4,377       18,166
               --------------------------------------- ------------ ------------
                Corporate Overhead:                        (5,002)      (4,116)
               --------------------------------------- ------------ ------------
                 TOTAL NET SALES                          $104,144     $122,326
               --------------------------------------- ------------ ------------
                 TOTAL OPERATING INCOME                     47,956       57,301
               --------------------------------------- ------------ ------------
               (1) Includes the impact of a $10 million, one-time charge related to the settlement of litigation with Stan Lee.

Marvel's Chairman, Morton Handel, commented, "Marvel's character and corporate brands are firmly established with consumers on a worldwide basis. Our strong Q1 operating results reflect the continued high level of demand for consumer and media products based on our characters. In order to further leverage this high level of awareness and interest in our characters, this morning we announced plans to produce our own slate of feature films. We expect that the global promotional value of these projects will complement the extensive pipeline of film projects we already have in development with studio partners and further our transformation into a leading global entertainment company. We plan to fund these film projects through the utilization of a non-recourse revolving credit facility, thereby maintaining strict adherence to our business model which limits capital investment.

Marvel Enterprises Q1 2005 Results, 4/28/05                          page 2 of 7

"Our consumer products group continues to make tremendous strides in leveraging the global awareness of our media projects. In publishing, Marvel's direct segment market share in March 2005 exceeded 55%, which reflects the high quality of our product and increased retail support. Finally, we are pleased with the initial demand for the Fantastic Four toy line and are optimistic regarding the performance of this brand at retail."

 Segment Review:

o Licensing Segment net sales increased 52% to $71.2 million in Q1 2005 primarily due to significantly improved contributions from, and the consolidation of, the joint venture with Sony for Spider-Man movie merchandising, as well as contributions from international licensing and studio operations. Q1 2005 net licensing sales include approximately $11.0 million in gross sales recognized as a result of the consolidation of the JV, compared to the year ago period in which Marvel's portion of the JV's results were recorded as equity in net income of the joint venture of $8.1 million. International licensing net sales, excluding JV activity, increased more than 96% year-over-year to $9.4 million as Marvel's new international offices continued to leverage global marketing momentum.

            --------------------------------------------------------------------
                         Marvel Enterprises, Inc.
                        Licensing Sales by Category
                              (in thousands)
            --------------------------------------------------------------------
                                                             Three Months Ended
                                                             3/31/05    3/31/04
            --------------------------------------------------------------------
            Apparel and accessories                          $24,855    $19,697
            --------------------------------------------------------------------
            Entertainment (including studios, themed
            attractions and electronic games)                 24,927      5,444
            --------------------------------------------------------------------
            Toy Royalties                                      5,083      6,348
            --------------------------------------------------------------------
            Other (Domestics, food and other)                 16,361     15,371
            --------------------------------------------------------------------
            Total                                             71,226     46,860
            --------------------------------------------------------------------

    Reflecting the charge related to the settlement of the Stan Lee litigation, total licensing operating expenses increased 66% to $31.5 million in Q1 2005 compared to $19.0 million in the prior-year period. Operating margins were 56% in Q1 2005 compared to 77% in the prior-year period. Excluding the charge, operating margins would have been 70% in Q1 2005.

o Marvel's Publishing Segment net sales rose 14% to $22.4 million due to strength in core comic and trade paperback sales. Marvel achieved increases of approximately 14% in both the number of comic book titles shipped and in the average circulation per title in Q1 2005 compared to the prior year period. Operating income in Q1 2005 was $8.9 million, an operating margin of 40%, compared to an operating margin of 37% in the prior-year period.

o As expected, Marvel's Toy Segment net sales decreased 81% to $10.5 million from the prior-year period primarily due to a transition from Marvel-produced action figures and accessories based on the Lord of The Rings franchise and Spider-Man 2 movie in 2004, to lines produced by our master toy licensee in 2005. Spider-Man 2 movie toy sales were $1.9 million in Q1 2005 compared with sales of $44.8 million in Q1 2004. Operating margins for the toy division increased from 33% in Q1 2004 to 42% in Q1 2005 due to increased toy royalty and service fees.

Marvel Enterprises Q1 2005 Results, 4/28/05                          page 3 of 7

                 -------------------------------------------------------
                                Marvel Enterprises, Inc.
                                   Toy Sales Summary
                                     (in thousands)
                 -------------------------------------------------------
                                                    Three Months Ended
                                                    3/31/05     3/31/04
                 -------------------------------------------------------
                 Marvel Toy Net Sales                $4,107     $52,579
                 -------------------------------------------------------
                 Master Toy License:
                 -------------------------------------------------------
                     - Toy Royalties                  3,419       2,070
                 -------------------------------------------------------
                     - Fees for services
                        rendered                      2,974       1,173
                 -------------------------------------------------------
                 Total Toy Segment                  $10,500     $55,822
                 -------------------------------------------------------

o Corporate Overhead was $5.0 million in Q1 2005 compared to $4.1 million in the prior year period, resulting from increased legal fees related to active litigation.

Balance Sheet Update:
Marvel had cash and short-term investments of $243 million as of March 31, 2005. As of March 31, 2005, Marvel continues to have $42.0 million available under its initial stock repurchase authorization. No shares were repurchased during Q1 2005 as Marvel was precluded from any such activity due to active discussions related to developing the feature film fund.


--------------------------------------------------------------------------------

                                 Marvel Studios
         (Development and release dates are controlled by Movie Studios)

--------------------------------------------------------------------------------

 Marvel Character Feature Film Line-Up For 2005
--------------------------------------------------------------------------------
 Film/Character         Studio/Distributor  Status
----------------------- ------------------- ------------------------------------
 Elektra                New Regency/ Fox    Released Jan. 14, 2005
----------------------- ------------------- ------------------------------------
 Fantastic Four         Fox                 July 8, 2005 release
----------------------- ------------------- ------------------------------------

 Marvel Character Feature Film Development Pipeline (Partial List)
----------------------- ------------------- ------------------------------------
 Character/Property     Studio/Distributor  Status
----------------------- ------------------- ------------------------------------
 X-Men 3                Fox                 Summer, 2006 release
----------------------- ------------------- ------------------------------------
 Ghost Rider            Sony                Script, Director, Filming started,
                                            Slated for 2006
----------------------- ------------------- ------------------------------------
 The Punisher 2         Lions Gate          Writer, Director, Targeted for 2006
----------------------- ------------------- ------------------------------------
 Spider-Man 3           Sony/Columbia       Director, May 4, 2007 release
----------------------- ------------------- ------------------------------------
 Namor                  Universal Pictures  Script, Targeted for 2007
----------------------- ------------------- ------------------------------------
 Iron Man               New Line Cinema     TBD (1)
----------------------- ------------------- ------------------------------------
 Luke Cage              Sony/Columbia       TBD (1)
----------------------- ------------------- ------------------------------------
 Deathlok               Paramount           TBD (1)
----------------------- ------------------- ------------------------------------
 The Hulk 2             Universal Pictures  TBD (1)
----------------------- ------------------- ------------------------------------
 Wolverine              Fox                 TBD (1)
--------------------------------------------------------------------------------
 Marvel Character Feature Film Projects in Development
 Ant-Man, Black Panther, Captain America, Killraven (1), Nick Fury, Silver Surfer and Thor
--------------------------------------------------------------------------------

 Marvel Character Animated Direct-to-Video Projects in Development
--------------------------------------------------------------------------------
  Partnership with Lions Gate to develop, produce and distribute original animated DVD features. Four projects in 2D/3D format are in development with the first release slated for 2006. Titles include: The Avengers 1, The Avengers 2, Iron Man and Dr. Strange. (1)
--------------------------------------------------------------------------------

Marvel Enterprises Q1 2005 Results, 4/28/05                          page 4 of 7

--------------------------------------------------------------------------------

 Marvel Character Animated TV Projects in Development
--------------------------------------------------------------------------------
 Partnership with Antefilms Distribution to produce an original animated television series based on the Fantastic Four. 26, thirty-minute 2D/3D animated episodes are planned with initial TV airings in 2006.
--------------------------------------------------------------------------------

 Marvel Character Live Action TV Projects in Development
--------------------------------------------------------------------------------
 Brother Voodoo. (1)
--------------------------------------------------------------------------------
(1) Represents a change from the previously supplied schedule TBD = To Be Determined


 -------------------------------------------------------------------------------

                        2005 Video Game Release Schedule
              (Release dates are controlled by Publishing partners)
--------------------------------------------------------------------------------
 Publisher                       Character                  Release
-------------------------------- -------------------------- --------------------
 Activision                      Spider-Man & Friends       Released Q1 2005
-------------------------------- -------------------------- --------------------
                                 Fantastic Four             Q2 2005
-------------------------------- -------------------------- --------------------
                                 Ultimate Spider-Man        Q3 2005
-------------------------------- -------------------------- --------------------
                                 X-Men Legends II           Q4 2005
-------------------------------- -------------------------- --------------------
 Electronic Arts                 Marvel versus EA           Q4 2005
-------------------------------- -------------------------- --------------------
 THQ Inc                         Punisher                   Released Q1 2005
-------------------------------- -------------------------- --------------------
 Vivendi Universal               Hulk: Ultimate
                                 Destruction                Q3 2005
-------------------------------- -------------------------- --------------------


--------------------------------------------------------------------------------
Marvel Enterprises, Inc.
------------------------------------------- ------------------- ----------------
                                                   2005              2004
(in millions -  except per share amounts)      Guidance (1)         Actual
------------------------------------------- ------------------- ----------------
Net sales                                      $370 - $390           $513
------------------------------------------- ------------------- ----------------
Net income (2)                                 $120 - $126           $125
------------------------------------------- ------------------- ----------------
Diluted EPS attributable to common
 stock (2)                                    $1.07 - $1.12          $1.10
------------------------------------------- ------------------- ----------------

(1) Previous 2005 guidance ranges were initially provided in the Company's October 28, 2004 release and reiterated in the Company's March 7, 2005 release.
(2) 2004 full year net income and EPS attributable to common stock include one-time charges of approximately $12 million associated with the early redemption in June 2004 of the Company's 12% Senior Notes due 2012.

2005 Guidance and Drivers: Marvel is maintaining its previously provided financial guidance ranges for 2005. Included in this updated guidance is the $10 million charge taken in Q1 2005 related to the settlement of outstanding litigation with Stan Lee for all past and future payments claimed by Mr. Lee to be due to Mr. Lee under his agreement with Marvel. In addition, the previously anticipated $4.2 million expense for stock options under FASB Statement Number 123R has been eliminated, reflecting a recent pronouncement delaying implementation until 2006.

The licensing division is expected to generate approximately 50% of total sales for the year with operating margins ranging between 60% - 65%. Some planned advertising for the Fantastic Four brand is included in the licensing and toy divisions. The following are expected to be some of the key factors in Marvel's 2005 financial performance and are reflected in the Company's financial guidance range.

o   Ongoing contributions from the Spider-Man 2 feature film.
o Contributions from the syndication of the first Spider-Man feature film as well as a non-refundable option payment for the Spider-Man 3 movie expected to be released in 2007.
o Approximately $20 million in license revenue to be derived from the Spider-Man joint venture, $11 million of which was recorded in Q1 2005.
o The Fantastic Four movie release and related licensing, as well as licensing associated with other entertainment projects slated for 2005 or thereafter, noted in the table above.

Marvel Enterprises Q1 2005 Results, 4/28/05                          page 5 of 7

o Income related to an estimated $80 million of wholesale sales of Fantastic Four toys by our master toy licensee.
o Domestic license renewals, including category consolidation efforts, which should exceed $60 million.
o Domestic licensing overages and cash-basis revenues of $35 million (compared to $37 million in 2004), including $8.4 million recorded in Q1 2005.
o International licensing revenues in excess of $30 million, including $9.4 million recorded in Q1 2005.
o   Modest top line and bottom line growth from the publishing division.
o The benefit of interest income versus interest expense incurred in 2004, coupled with a lower average fully diluted share count, reflecting stock repurchases in 2004.

Marvel cautions investors that inherent variability in the timing of license opportunities and entertainment events, the timing of their revenue recognition, and their relative success may contribute to sequential and year-over-year variability in its interim financial results and could have a material impact on quarterly results as well as Marvel's ability to achieve the financial performance included in its financial guidance.

About Marvel Enterprises
With a library of over 5,000 proprietary characters, Marvel Enterprises, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused in three areas: entertainment (Marvel Studios) and licensing, comic book publishing and toys. Marvel facilitates the creation of entertainment projects, including feature films, DVD/home video, video games and television based on its characters and also licenses its characters for use in a wide range of consumer products and services including apparel, collectibles, snack foods and promotions. Marvel's characters and plot lines are created by its publishing segment that continues to expand its leadership position in the U.S. and worldwide while also serving as an invaluable source of intellectual property.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's major licensees, delays and cancellations of movies and television productions based on Marvel characters, poor performance of major movies based on Marvel characters, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, significant appreciation of Chinese currency against other currencies and the imposition of quotas or tariffs on products manufactured in China. These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:
--------------------------------
Matt Finick                                 Richard Land, David Collins
Marvel Enterprises                          Jaffoni & Collins
212/576-4035                                212/835-8500
mfinick@marvel.com                          mvl@jcir.com

Marvel Enterprises Q1 2005 Results, 4/28/05                          page 6 of 7

                            MARVEL ENTERPRISES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME
                      (In thousands, except per share data)
                                   (unaudited)



                                                      Three Months
                                                     Ended March 31,

                                                       2005        2004
                                                       ----        ----

Net sales.......................................    $104,144    $122,326
Cost of sales...................................      12,304      40,523
                                                  ----------  ----------
Gross profit....................................      91,840      81,803
                                                  ----------  ----------
Operating expenses:
     Selling, general and administrative........      43,697      32,146
     Depreciation and amortization..............       1,033         745
                                                  ----------  ----------
     Total operating expenses...................      44,730      32,891
                                                  ----------  ----------
Equity in net income of joint venture...........          --       8,117
Other Income, net...............................         846         272
                                                  ----------  ----------
Operating income ...............................      47,956      57,301
Interest (income) expense, net..................     (1,159)       3,920
                                                  ----------  ----------
Income before income taxes and minority
 interest......................................       49,115      53,381
Income tax expense ............................       18,864      22,111
Minority interest in consolidated joint
 venture.......................................        2,530          --
                                                  ----------  ----------
Net income.....................................      $27,721     $31,270
                                                  ==========  ==========

Basic earnings per share attributable to common
 stock.........................................        $0.27       $0.29
                                                  ==========  ==========
Weighted average number of basic shares
 outstanding...................................      104,561     108,392
                                                  ==========  ==========

Diluted earnings per share attributable to
 common stock..................................        $0.25       $0.27
                                                  ==========  ==========

Weighted average number of diluted shares
 outstanding...................................      111,239     115,075
                                                  ==========  ==========

Marvel Enterprises Q1 2005 Results, 4/28/05                          page 7 of 7

                            MARVEL ENTERPRISES, INC.
                                 MARCH 31, 2005
                           CONSOLIDATED BALANCE SHEETS

                                                               March 31, 2005     December 31, 2004
                                                             -------------------- ------------------
                                                               (in thousands, except share data)
ASSETS
Current assets:
  Cash and cash equivalents..................................          $59,403            $50,071
  Short-term investments.....................................          184,074            154,719
  Accounts receivable, net...................................           66,614             73,576
  Inventories, net ..........................................            7,453              6,587
    Deferred income taxes, net...............................            7,981              7,981
  Prepaid expenses and other current assets..................            3,901              2,734
                                                             -------------------- ------------------
       Total current assets                                            329,426            295,668

Molds, tools and equipment, net..............................            5,242              5,553
Product and package design costs, net .......................            1,230              1,249
Goodwill ....................................................          341,708            341,708
Accounts receivable, non-current portion.....................           32,222             37,718
Deferred  income taxes, net .................................           28,645             32,583
Other assets.................................................              318                335
                                                             -------------------- ------------------

       Total assets..........................................         $738,791           $714,814
                                                             ==================== ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................           $4,143             $6,006
  Accrued royalties..........................................           79,065             57,879
  Accrued expenses and other current liabilities.............           35,910             43,962
  Minority interest to be distributed........................            3,386              8,428
  Income taxes payable.......................................           12,328             10,129
    Deferred revenue ........................................           10,208             27,033
                                                             -------------------- ------------------
       Total current liabilities.............................          145,040            153,437
Accrued rent.................................................            1,230                165
Deferred reserve, non-current portion........................           17,418             14,712
                                                             -------------------- ------------------
       Total liabilities.....................................          163,688            168,314
                                                             -------------------- ------------------

Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares
authorized, none issued......................................               --                 --
Common stock, $.01 par value, 250,000,000 shares authorized,
120,676,702 issued and 105,335,502 outstanding in 2005 and
120,442,988 issued and 105,101,788 outstanding in 2004.......            1,206              1,205
Deferred stock compensation..................................          (9,067)            (5,164)
Additional paid-in capital...................................          581,887            577,169
Retained earnings............................................           94,664             66,943
Accumulated other comprehensive loss.........................          (2,586)            (2,652)
Treasury stock, 15,341,200 shares ...........................         (91,001)           (91,001)
                                                             -------------------- ------------------
       Total stockholders' equity ...........................          575,103            546,500
                                                             -------------------- ------------------

       Total liabilities and stockholders' equity ...........         $738,791           $714,814
                                                             ==================== ==================



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